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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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       Date of Report (Date of earliest event reported): January 31, 2002

                              WHITEWING LABS, INC.
                       ---------------------------------
             (Exact name of registrant as specified in its charter)

      Delaware                       0-27420                  95-4437350
      --------                       -------                  ----------
(State or other jurisdiction of    (Commission              (IRS Employer
incorporation or organization)     File Number)           Identification No.)

3940 Laurel Canyon Blvd. #327, Studio City, California             91604
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      (Address of principal executive office)                    (Zip Code)

Registrant's telephone number, including area code:  (818) 385-0405


          15455 San Fernando Mission Blvd #105, Mission Hills, CA 91345
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 7. Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

(a) Whitewing is unable to comply with its undertaking to file the financial statements required by this item by amendment not later than 60 days after the date of the initial report on Form 8-K. Total Filter Recycling, Whitewing's acquisition, has audited financial statements, but the audit was performed by an independent public accountant who is not engaged in a securities audit practice. While Whitewing initially believed that the existing audit would be sufficient for purposes of amending this report as expressed in its undertaking, management has ultimately concluded that filing these audited financial statements which could be subject to change as a result of a re-audit by an independent public accountant qualified to practice before the Securities and Exchange Commission could create confusion. Whitewing has initiated an audit of Total Filter Recycling's financial statements by an affiliate of its own independent auditors. The re-audit is expected to be available within 8 weeks. Whitewing will file a further amendment to this report which will include the required audited financial statements as soon as practicable following receipt of the auditor's report on Total Filter Recycling.


(b) For the reasons set forth in (a), above, Whitewing is unable to comply with its undertaking to file the pro forma financial information required by this item by amendment not later than 60 days after the date of the initial report on Form 8-K. Whitewing will file a further amendment to this report which will include the required pro forma financial statements as soon as practicable following receipt of the auditor's report on Total Filter Recycling.

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WHITEWING LABS, INC.

By: /s/  Andrew Libby, Jr.
    ----------------------------
    President

Dated:  April 8, 2002